PURCHASE AND SALE AGREEMENT



                                 by and between


                        1000 MILWAUKEE AVENUE OWNER CORP,
                             a Delaware corporation

                                       and


                                  CAPLEASE, LP,
                         a Delaware limited partnership



                         Property Name: The Aon Building
                          Location: Glenview, Illinois


                          Effective Date: July 15, 2004

                                TABLE OF CONTENTS

ARTICLE 1 - CERTAIN DEFINITIONS................................................1
ARTICLE 2 - SALE OF PROPERTY...................................................8
ARTICLE 3 - PURCHASE PRICE.....................................................8
   3.1   Earnest Money Deposit.................................................8
      3.1.1    Payment of Deposit..............................................8
      3.1.2    Applicable Terms; Failure to Make Deposit.......................8
   3.2   Cash at Closing.......................................................8
ARTICLE 4 - TITLE MATTERS......................................................8
   4.1   Title to Real Property................................................8
   4.2   Title Defects.........................................................9
      4.2.1    Buyer's Objections to Title; Seller's Obligations and Rights....9
      4.2.2    Discharge of Title Obligations.................................10
      4.2.3    No New Exceptions..............................................10
   4.3   Title Insurance......................................................10
ARTICLE 5 - BUYER'S DUE DILIGENCE/CONDITION OF THE PROPERTY...................11
   5.1   Buyer's Due Diligence................................................11
      5.1.1    Access to Property.............................................11
      5.1.2    Limit on Government Contacts...................................11
   5.2   As-Is Sale...........................................................11
   5.3   Termination of Agreement During Due Diligence Period.................12
   5.4   Buyer's Certificate..................................................12
ARTICLE 6 - ADJUSTMENTS AND PRORATIONS........................................13
   6.1   Lease Rentals and Other Revenues.....................................13
      6.1.1    Rents..........................................................13
      6.1.2    Other Revenues.................................................14
   6.2   Reimbursable Lease Expenses..........................................14
   6.3   Real Estate and Personal Property Taxes..............................14
      6.3.1    Proration of Ad Valorem Taxes..................................14
      6.3.2    Insufficient Information.......................................15
      6.3.3    Special Assessments............................................15
      6.3.4    Tenant Reimbursements..........................................15
      6.3.5    Reassessment...................................................16
   6.4   Other Property Operating Expenses....................................16
   6.5   Closing Costs........................................................16
   6.6   Cash Security Deposits...............................................17
   6.7   Apportionment Credit.................................................17
   6.8   Delayed Adjustment; Delivery of Operating and Other Financial
          Statements..........................................................17
ARTICLE 7 - CLOSING...........................................................17
   7.1   Closing Date.........................................................17
   7.2   Title Transfer and Payment of Purchase Price.........................18
   7.3   Seller's Closing Deliveries..........................................18
   7.4   Buyer's Closing Deliveries...........................................20
ARTICLE 8 - CONDITIONS TO CLOSING.............................................21
   8.1   Conditions to Seller's Obligations...................................21
   8.2   Conditions to Buyer's Obligations....................................22
   8.3   Waiver of Failure of Conditions Precedent............................22

   8.4   Approvals not a Condition to Buyer's Performance.....................22
ARTICLE 9 - REPRESENTATIONS AND WARRANTIES....................................22
   9.1   Buyer's Representations..............................................22
      9.1.1    Buyer's Authorization..........................................23
      9.1.2    Buyer's Financial Condition....................................23
     9.2       Seller's Representations.......................................23
      9.2.1    Seller's Authorization.........................................23
      9.2.2    Other Seller's Representations.................................24
   9.3   General Provisions...................................................26
      9.3.1    No Representation as to Leases.................................26
      9.3.2    Seller's Warranties Deemed Modified............................26
      9.3.3    Notice of Breach; Seller's Right to Cure.......................26
      9.3.4    Survival; Limitation on Seller's Liability.....................27
ARTICLE 10 - COVENANTS........................................................28
   10.1  Buyer's Covenants....................................................28
      10.1.1   Confidentiality................................................28
      10.1.2   Buyer's Indemnity..............................................28
   10.2  Seller's Covenants...................................................29
      10.2.1   Contracts......................................................29
      10.2.2   Maintenance of Property........................................30
   10.3  Mutual Covenants.....................................................31
      10.3.1   Publicity......................................................31
      10.3.2   Brokers........................................................31
      10.3.3   Tax Protests; Tax Refunds and Credits..........................32
      10.3.4   Survival.......................................................32
ARTICLE 11 - FAILURE OF CONDITIONS............................................32
   11.1  To Seller's Obligations..............................................32
   11.2  To Buyer's Obligations...............................................33
ARTICLE 12 - CONDEMNATION/CASUALTY............................................33
   12.1  Right to Terminate...................................................33
   12.2  Allocation of Proceeds and Awards....................................33
   12.3 Insurance.............................................................34
   12.4  Waiver...............................................................34
ARTICLE 13 - ESCROW PROVISIONS................................................34
ARTICLE 14 - LEASING MATTERS..................................................35
   14.1  New Leases; Lease Modifications......................................35
   14.2  Lease Enforcement....................................................36
   14.3  Lease Expenses.......................................................36
ARTICLE 15 - MISCELLANEOUS....................................................37
   15.1  Buyer's Assignment...................................................37
   15.2  Designation Agreement................................................37
   15.3  Survival/Merger......................................................37
   15.4  Integration; Waiver..................................................38
   15.5  Governing Law........................................................38
   15.6  Captions Not Binding; Exhibits.......................................38
   15.7  Binding Effect.......................................................38
   15.8  Severability.........................................................38
   15.9  Notices..............................................................38

   15.10 Counterparts.........................................................40
   15.11 No Recordation.......................................................40
   15.12 Additional Agreements; Further Assurances............................40
   15.13 Construction.........................................................40
   15.14 ERISA................................................................41
   15.15 Maximum Aggregate Liability..........................................43
   15.17 WAIVER OF JURY TRIAL.................................................43
   15.18 Facsimile Signatures.................................................44

                                    EXHIBITS

   Exhibit A   Legal Description
   Exhibit B   List of Contracts
   Exhibit C   Form of As-Is Certificate And Agreement
   Exhibit D   Form of Deed
   Exhibit E   Form of Bill of Sale
   Exhibit F   Form of Assignment of Leases
   Exhibit G   Form of Assignment of Intangible Property
   Exhibit H   Certificate of Officer
   Exhibit I   Form of FIRPTA Affidavit
   Exhibit J   Intentionally Omitted
   Exhibit K   Litigation Notices, Contract Defaults and Governmental Violations
   Exhibit L   Form of Notice to Tenants
   Exhibit M   Form of Aon Estoppel Certificate
   Exhibit N   List of Tenants

                           PURCHASE AND SALE AGREEMENT


THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made to be effective as of July 15, 2004, by and between 1000 MILWAUKEE AVENUE OWNER CORP, a Delaware corporation ("Seller"), and CAPLEASE, LP, a Delaware limited partnership ("Buyer").

                              W I T N E S S E T H:

In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:

                        ARTICLE 1 - CERTAIN DEFINITIONS

As used herein, the following terms shall have the following meanings:

         "Additional Deposit" shall mean the sum of One Million Nine Hundred Thousand and No/100 Dollars ($1,900,000).

         "Affiliate" or "affiliate" shall mean any entity directly or indirectly controlling, controlled by or under common control with another entity. For the purposes of the immediately preceding sentence, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through the ownership of voting securities, by contract or otherwise.

         "Aon" shall mean Aon Corporation, a Delaware corporation.

         "Aon Lease" shall mean that certain Office Lease dated as of July 1, 1999 between Seller, as landlord (as successor to BRE/Glenview I, Inc., a Delaware corporation) and Aon, as tenant, as amended by the First Lease Amendment dated as of May 31, 2000 and the Second Lease Amendment dated as of April 30, 2001 and as the same may be further amended, modified or supplemented.

         "business day" shall mean any day other than a Saturday, Sunday, or any federal or state of Illinois holiday. If any period expires on a day which is not a business day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a business day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding business day.

         "Buyer's Broker" shall mean any broker, agent, finder or advisor retained by Buyer in connection with this Transaction.

         "Buyer's Reports" shall mean the results of any examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations prepared by or for or otherwise obtained by Buyer or Buyer's Representatives in connection with Buyer's Due Diligence.

         "Buyer's Representatives" shall mean Buyer, any direct or indirect owner of any beneficial interest in Buyer, and any officers, directors, employees, agents, representatives and attorneys of Buyer or any such direct or indirect owner of any beneficial interest in Buyer.

         "Closing" shall mean the closing of the Transaction.

         "Closing Date" shall mean August 11, 2004, subject to any adjournments as set forth herein. Time is of the essence with respect to the Closing Date.

         "Closing Tax Year" shall mean the Tax Year in which the Closing Date occurs.

         "Confidential Materials" shall mean any books, computer software, records or files (whether in a printed or electronic format) that consist of or contain any of the following: appraisals; budgets; strategic plans for the Real Property; internal analyses; information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Property by Seller or any direct or indirect owner of any beneficial interest in Seller; attorney and accountant work product; attorney-client privileged documents; internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and correspondence between or among such parties; or other information in the possession or control of Seller, Seller's property manager or any direct or indirect owner of any beneficial interest in Seller which such party deems proprietary or confidential.

         "Contracts" shall mean all service, supply, maintenance, utility and commission agreements, all equipment leases, and all other contracts, subcontracts and agreements relating to the Real Property and the Personal Property (including all contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements, the HVAC Contract and any other contracts, subcontracts and agreements to which Seller is a party relating to the repair of the HVAC System), all of which (other than those relating to the HVAC System) are described in Exhibit B attached hereto and incorporated herein by this reference, together with any additional contracts, subcontracts and agreements entered into in accordance with the terms of Subsection 10.2.1 hereof and as the same may be modified or terminated in accordance with the terms of Subsection 10.2.1.

         "deemed to know" (or words of similar import) shall have the following meaning:

         (a) Buyer shall be "deemed to know" of the existence of a fact or circumstance to the extent that:

                  (i) any Buyer's Representative knows of such fact or circumstance, or

                  (ii) such fact or circumstance is disclosed by this Agreement, any documents executed by Seller for the benefit of Buyer in connection with the Closing, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to Buyer or any Buyer's Representatives, or any Buyer's Reports.

         (b) Buyer shall be "deemed to know" that any Seller's Warranty is untrue, inaccurate or incorrect to the extent that:

                  (i)      any   Buyer's   Representative   has   knowledge   of
                           information which is inconsistent with such Seller's Warranty, or

                  (ii) this Agreement, any documents executed by Seller for the benefit of Buyer in connection with the Closing, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to Buyer or any Buyer's Representatives, or any Buyer's Reports contains information which is inconsistent with such Seller's Warranty.

         "Deposit" shall mean the Initial Deposit and the Additional Deposit, to the extent the same are deposited by Buyer in accordance with the terms of Subsection 3.1.1 hereof, together with any interest earned thereon.

         "Designated Employees" shall mean Joanna Mulford and Joseph Margolis.

         "Documents" shall mean the documents and instruments applicable to the Property or any portion thereof that Seller or any of the other Seller Parties deliver or make available to Buyer or Buyer' Representatives prior to Closing or which are otherwise obtained by Buyer or Buyer's Representatives prior to Closing, including, but not limited to, the Title Commitment, the Survey, the Title Documents, and the Property Documents.

         "Due Diligence" shall mean examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations with respect to the Property, the Documents, and other information and documents regarding the Property, including, without limitation, examination and review of title matters, applicable land use and zoning Laws and other Laws applicable to the Property, the physical condition of the Property, the economic status of the Property and any reports prepared by or on behalf of Seller or Aon (if in Seller's possession) regarding the HVAC System.

         "Due Diligence Period" shall mean the period commencing on June 30, 2004 and expiring on the later of (a) August 6, 2004 and (b) the date that Seller delivers to Buyer an executed estoppel certificate from Aon or, if Aon does not execute an estoppel certificate, the date on which the matters set forth in the estoppel certificate delivered to Aon by Seller are deemed approved pursuant to Article 19 of the Lease.

         "Escrow Agent" shall mean Chicago Title Insurance Company, whose mailing address is 711 Third Avenue, New York, New York, Attention:
         Madeline Leone, in its capacity as escrow agent.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "HVAC Capital Improvements Amount" shall mean the amount to repair the HVAC System as set forth in the HVAC Contract.

         "HVAC Contract" shall have the meaning set forth in Section 5.1.3.

         "HVAC Holdback" shall mean a holdback from the proceeds due to Seller at the Closing in an amount equal to 25% of the HVAC Capital Improvements Amount ("Holdback Amount") pursuant to an escrow agreement by and among the Title Company, Seller and Buyer, in form and substance satisfactory to Seller and Buyer.

         "HVAC System" shall mean the heating, ventilation and air conditioning system in the building located on the Real Property.

         "Initial Deposit" shall mean the sum of One Hundred Thousand and No/100 Dollars ($100,000).

         "Laws" shall mean all municipal, county, state or federal statutes, codes, ordinances, laws, rules or regulations.

         "Leases" shall mean all leases (as the same shall be modified or amended) for tenants of the Real Property on the Closing Date (including, without limitation, all New Leases and the Aon Lease).

         "Liabilities"   shall  mean,   collectively,   any  and  all  problems,
         conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.

         "Major Casualty/Condemnation" shall mean:

         (a) with respect to any condemnation or eminent domain proceedings that occurs after the date hereof, (i) the portion of the Property that is the subject of such proceedings has a value in excess of $4,287,500, as reasonably determined by Seller,
                  (ii) any proceeding that reduces the number of parking spaces at the Property to a number less than the number existing as of the date hereof and less than that required by applicable Laws or (iii) any material taking of access to and from the Property from public roads; and

         (b) with respect to any casualty that occurs after the date hereof, either (i) the casualty is an uninsured casualty and Seller, in its sole and absolute discretion, does not elect to cause the damage to be repaired or restored prior to Closing (and if Seller elects to repair or restore such damage, Seller shall be entitled to an adjournment of the Closing Date (not to exceed thirty (30) days) to effectuate such repair or restoration) or give Buyer a credit at Closing for such repair or restoration, or (ii) the portion of the Property that is damaged or destroyed has a cost of repair that is in excess of $4,287,500, as reasonably determined by Seller.

         "New Leases" shall mean, collectively, any lease for space at the Property entered into between the date hereof and the Closing Date.

         "Other Property Rights" shall mean, collectively, Seller's interest in and to all of the following, if and only to the extent the same may be assigned or quitclaimed by Seller without any expense to Seller: (a) to the extent that the same are in effect as of the Closing Date, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property, and (b) any guaranties and warranties in effect with respect to any portion of the Real Property or the Personal Property as of the Closing Date.

         "Owner's Title Policy" shall mean an ALTA Owner's Form of title insurance policy (or such other comparable form of title insurance policy as is available in the jurisdiction in which the Property is located) in the form of the Title Commitment, in the amount of the Purchase Price.

         "Permitted Exceptions" shall mean and include all of the following: (a) applicable zoning and building ordinances and land use regulations, (b) all liens, encumbrances, covenants, conditions, restrictions, easements and other matters set forth on Exhibit B to the form of Deed attached hereto as Exhibit D, (c) such exceptions to title as are listed on Schedule B of the Title Commitment, including the Title Company's standard printed exceptions, (d) such state of facts as disclosed in the Survey, (e) such state of facts as would be disclosed by a physical inspection of the Property, (f) the lien of taxes and assessments not yet due and payable (it being agreed by Buyer and Seller that if any tax or assessment is levied or assessed with respect to the Property after the date hereof and the owner of the Property has the election to pay such tax or assessment either immediately or under a payment plan with interest, Seller may elect to pay under a payment plan, which election shall be binding on Buyer), (g) any exceptions caused by Buyer or any Buyer's Representative, (h) such other exceptions as may be Removed from the Owner's Title Policy, (i) the rights of the tenants under the Leases, (j) any matters about which Buyer knows or is deemed to know prior to the expiration of the Due Diligence Period, and (k) any matters deemed to constitute additional Permitted Exceptions under Subsection 4.2.1 hereof. Notwithstanding any provision to the contrary contained in this Agreement or any of the documents to be executed in connection herewith or pursuant hereto, any or all of the Permitted Exceptions may be omitted by Seller in the Deed (as defined in Subsection 7.3(a)) without giving rise to any liability of Seller, irrespective of any covenant or warranty of Seller contained in the Deed (which provisions shall survive the Closing and not be merged therein).

         "Personal Property" shall mean, collectively, (a) all tangible personal property owned by Seller that is located on the Real Property and used in the ownership, operation and maintenance of the Real Property, and
         (b) all books, records and files of Seller relating to the Real Property or the Leases, but specifically excluding from the items described in both clauses (a) and (b), any Confidential Materials and any computer software that is licensed to Seller.

         "Property" shall mean, collectively, (a) the Real Property, (b) the Personal Property, (c) Seller's interest as landlord in all Leases; (d) if and only to the extent the same may be assigned or quitclaimed by Seller without any expense to Seller, the Contracts, and (e) the Other Property Rights.

         "Property Documents" shall mean, collectively, (a) the Leases, (b) the Contracts, and (c) any other documents or instruments which constitute, evidence or create any portion of the Property.

         "Prudential" shall mean The Prudential Insurance Company of America, a New Jersey corporation which is an affiliate of a limited partner in the sole shareholder of Seller.

         "PTE 84-14" shall mean Prohibited Transaction Exemption 84-14 granted by the U.S. Department of Labor.


         "Purchase Price" shall mean the sum of Eighty-Five Million Seven Hundred and Fifty Thousand Dollars ($85,750,000).

         "Real Property" shall mean that certain parcel of real estate described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and owned by Seller as of the Closing Date and all right, title and interest, if any, that Seller may have in and to all rights, privileges and appurtenances pertaining thereto including all of Seller's right, title and interest, if any, in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto; provided, however, that in the event of any condemnation or casualty that occurs after the date hereof, the term "Real Property" shall not include any of the foregoing that is destroyed or taken as a result of any such condemnation proceeding.

         "Remove" with respect to any exception to title shall mean that Seller causes the Title Company to remove or affirmatively insure over the same as an exception to the Owner's Title Policy for the benefit of Buyer, without any additional cost to Buyer, whether such removal or insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise.

         "Rents" shall mean all base rents, percentage rents, additional rent and any tax and operating expense reimbursements and escalations due from the tenants of the Property under the Leases.

         "Required Exceptions" shall mean, collectively, any Title Objections to the extent (and only to the extent) that the same (a) have not been caused by Buyer or any Buyer's Representatives, and (b) are either:

         (i) liens evidencing monetary encumbrances (other than liens for non-delinquent general real estate taxes) ("Monetary Liens") which can be Removed by payment of liquidated amounts not to exceed $250,000 in the aggregate for all such liens, or

         (ii) liens or encumbrances other than Monetary Liens created by Seller or its agents and affiliates after the date of this Agreement in violation of Subsection 4.2.3.

         "Seller-Allocated Amounts" shall mean, collectively:

         (a) with respect to any condemnation or eminent domain proceedings with respect to any portion of the Property that occurs after the date hereof, (i) the costs, expenses and fees, including reasonable attorneys' fees, expenses and disbursements, incurred by Seller in connection with obtaining payment of any award or proceeds in connection with any such condemnation or eminent domain proceedings, and (ii) any portion of any such award or proceeds that is allocable to loss of use of the Property prior to Closing; and

         (b) with respect to any casualty to any portion of the Property that occurs after the date hereof, (i) the costs, expenses and fees, including reasonable attorneys' fees, expenses and disbursements, incurred by Seller in connection with the negotiation and/or settlement of any casualty claim with an insurer with respect to the Property, (ii) the proceeds of any rental loss, business interruption or similar insurance that are allocable to the period prior to the Closing Date, and
                  (iii) the reasonable and actual costs incurred by Seller in stabilizing the Property following a casualty.

         "Seller Parties" shall mean and include, collectively, (a) Seller; (b) its counsel; (c) Seller's Broker; (d) Seller's property manager; (e) any direct or indirect owner of any beneficial interest in Seller; (f) any officer, director, employee, or agent of Seller, its counsel, Seller's Broker, Seller's property manager or any direct or indirect owner of any beneficial interest in Seller; and (g) any other entity or individual affiliated or related in any way to any of the foregoing.

         "Seller's Broker" shall mean Cushman & Wakefield of Illinois & Michigan, Inc.

         "Seller's knowledge" or words of similar import shall refer only to the actual knowledge of the Designated Employees and shall not be construed to refer to the knowledge of any other Seller Party, or to impose or have imposed upon the Designated Employees any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by the Designated Employees. There shall be no personal liability on the part of the Designated Employees arising out of any of the Seller's Warranties.

         "Seller's   Warranties"   shall  mean  Seller's   representations   and
         warranties set forth in Section 9.2 and any documents executed by Seller for the benefit of Buyer in connection with Closing, as the same may be deemed modified or waived by Buyer pursuant to the terms of this Agreement.

         "Survey" shall mean a survey of the Property prepared by a surveyor licensed in the State where the Property is located.

         "Tax Year" shall mean the year period commencing on January 1 of each calendar year and ending on December 31 of each calendar year, being the real estate tax year for the county in which the Property is located.

         "Title Commitment" shall mean a commitment to issue an Owner's Policy of Title Insurance with respect to the Property issued by the Title Company.

         "Title Company" shall mean Chicago Title Insurance Company.

         "Title Documents" shall mean all documents referred to on Schedule B of the Title Commitment as exceptions to coverage.

         "Title Objections" shall mean any exceptions to title to which Buyer is entitled and timely objects in accordance with the terms of Subsection 4.2.1(a).

         "Transaction"   shall  mean  the   transaction   contemplated  by  this
         Agreement.

                          ARTICLE 2 - SALE OF PROPERTY

Seller agrees to sell, transfer and assign and Buyer agrees to purchase, accept and assume, subject to the terms and conditions set forth in this Agreement and the Exhibits attached hereto, all of Seller's right, title and interest in and to the Property.

                           ARTICLE 3 - PURCHASE PRICE

In consideration of the sale of the Property to Buyer, Buyer shall pay to Seller an amount equal to the Purchase Price, as prorated and adjusted as set forth in
Article 6, Section 7.2, or as otherwise provided under this Agreement. The Purchase Price shall be paid as follows:

3.1      Earnest Money Deposit.

         3.1.1 Payment of Deposit. Upon the full and final execution of this Agreement and as a condition precedent to the effectiveness of this Agreement, and as a condition to the continued effectiveness of this Agreement, Buyer shall pay the Initial Deposit to Escrow Agent. On or prior to the expiration of the Due Diligence Period and as a condition precedent to the continued effectiveness of this Agreement, Buyer shall pay the Additional Deposit to Escrow Agent.

         3.1.2 Applicable Terms; Failure to Make Deposit. Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date and shall otherwise be held and delivered by Escrow Agent in accordance with the provisions of Article 13. Notwithstanding any provision in this Agreement to the contrary, if Buyer fails to timely make the Initial Deposit or the Additional Deposit as provided herein, Buyer shall be deemed to have elected to terminate this Agreement, the Deposit then being held in escrow with the Escrow Agent, if any, shall be paid to Seller as liquidated damages, and the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement. The parties agree that Sellers' damages, in the event of an occurrence described in the immediately preceding sentence, will be difficult to determine and that the Deposit then being held in escrow with the Escrow Agent, if any, is a fair and genuine estimate of such damages. Notwithstanding anything to the contrary set forth in this Section 3.1.2, if Buyer does not make the Additional Deposit because it has elected to terminate the Agreement in accordance with Section
                  4.2.1(b) or Section 5.3, then the Initial Deposit shall be returned to Buyer in accordance with such provisions and shall not be paid to Seller.

3.2 Cash at Closing. On the Closing Date, Buyer shall (a) pay to Seller an amount equal to the balance of the Purchase Price in immediately available funds by wire transfer as more particularly set forth in
         Section  7.2,  as  prorated  and  adjusted  as set forth in  Article 6,
         Section 7.2, or as otherwise provided under this Agreement, and (b) direct the Escrow Agent to pay the Deposit to Seller.

                           ARTICLE 4 - TITLE MATTERS

4.1 Title to Real Property. Seller shall use good faith and reasonable efforts to obtain the Title Commitment, copies of all of the Title Documents, and the Survey as soon as reasonably practicable after the date hereof. Seller shall notify Buyer when it receives any of the aforementioned documents and shall promptly furnish Buyer copies of the same.

4.2      Title Defects.

         4.2.1    Buyer's Objections to Title; Seller's Obligations and Rights.

                  (a) Prior to the end of the Due Diligence Period, Buyer shall have the right to object in writing to any title matters that appear on the Title Commitment, the Survey, and any supplemental title reports or updates to the Title Commitment (whether or not such matters constitute Permitted Exceptions). In addition, after the expiration of the Due Diligence Period, Buyer shall have the right to object in writing to any title matters which are not Permitted Exceptions and which materially adversely affect Buyer's title to the Real Property that may appear on any supplemental title reports or updates to the Title Commitment issued after the expiration of the Due Diligence Period so long as such objection is made by Buyer within five (5) business days after Buyer becomes aware of the same (but, in any event, prior to the Closing Date). Unless Buyer is entitled to and timely objects to such title matters, all such title matters shall be deemed to constitute additional Permitted Exceptions.

                  (b) If this Agreement is not terminated by Buyer in accordance with the provisions hereof, Seller shall, at Closing, Remove or cause to be Removed any Title Objections to the extent (and only to the extent) that the same constitute Required Exceptions. In addition, Seller may elect (but shall not be obligated) to Remove or cause to be Removed any other Title Objections. To the extent that the same do not constitute Required Exceptions, Seller shall notify Buyer in writing within five (5) business days after receipt of Buyer's notice of Title Objections (but, in any event, prior to the Closing Date) whether Seller elects to Remove the same. If Seller elects not to Remove one or more Title Objections, then, within five (5) business days after Seller's election (but, in any event, prior to the Closing Date), Buyer may elect in writing to either (i) terminate this Agreement, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (ii) waive such Title Objections and proceed to Closing. Failure of Buyer to respond in writing within such period shall be deemed an election by Buyer to waive such Title Objections and proceed to Closing. Any such Title Objection so waived (or deemed waived) by Buyer shall be deemed to constitute a Permitted Exception and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

                  (c) If Seller is unable to Remove any Required Exceptions or other Title Objection that it has previously elected to Remove prior to the Closing, Buyer may at Closing elect to either (a) terminate this Agreement, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive such Title Objection and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

                  (d) Seller shall be entitled to a reasonable adjournment of the Closing (not to exceed ninety (90) days) for the purpose of the Removal of any Required Exceptions or other Title Objections.

         4.2.2 Discharge of Title Objections. If on the Closing Date there are any Required Exceptions or any other Title Objections which Seller has elected to pay and discharge, Seller may use any portion of the Purchase Price to satisfy the same, provided Seller shall cause the Title Company to Remove the same.

         4.2.3 No New Exceptions. From and after the date hereof, Seller shall not execute any deed, easement, restriction, covenant or other matter affecting title to the Property unless Buyer has received a copy thereof and has approved the same in writing. If, prior to the expiration of the Due Diligence Period, Buyer fails to object in writing to any such proposed instrument within three (3) business days after delivery of the aforementioned notice, Buyer shall be deemed to have approved the proposed instrument. If, following the expiration of the Due Diligence Period, Buyer fails to object in writing to any such proposed instrument within three (3) business days after delivery of the aforementioned notice, Buyer shall be deemed to have not approved the proposed instrument. Buyer's consent shall not be unreasonably withheld or delayed with respect to any such instrument that is proposed prior to the end of the Due Diligence Period. Buyer, in its sole and absolute discretion, shall be entitled to grant or withhold its consent with respect to any such instrument that is proposed between the end of the Due Diligence Period and the Closing.

4.3 Title Insurance. At Closing, the Title Company shall issue the Owner's Title Policy to Buyer, insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Owner's Title Policy as Buyer may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on,

         Seller, (b) Buyer's obligations under this Agreement shall not be conditioned upon Buyer's ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the Transaction without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer's request.

          ARTICLE 5 - BUYER'S DUE DILIGENCE/CONDITION OF THE PROPERTY

5.1      Buyer's Due Diligence.

         5.1.1 Access to Property. Between the date hereof and the Closing Date Seller shall allow Buyer and Buyer's Representatives access to the Property upon reasonable prior notice at reasonable times provided (a) such access does not interfere with the operation of the Property; (b) Buyer shall not contact any tenant without Seller's prior written consent; and
                  (c) Seller or its designated representative shall have the right to pre-approve and be present during any physical testing of the Property. If the Closing does not occur for any reason, Buyer shall, at Seller's election and following written notice from Seller, deliver promptly to Seller copies of all Buyer's Reports; provided that Seller reimburses Buyer for Buyer's out-of-pocket costs in connection with the same.

         5.1.2 Limit on Government Contacts. Notwithstanding any provision in this Agreement to the contrary, except in connection with the preparation of a so-called "Phase I" environmental report with respect to the Property, Buyer shall not contact any governmental official or representative regarding hazardous materials on or the environmental condition of the Property without Seller's prior written consent thereto, which consent shall not be unreasonably withheld or delayed. In addition, if Seller's consent is obtained by Buyer, Seller shall be entitled to receive at least five (5) days prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative.

         5.1.3 HVAC. During the Due Diligence Period, Buyer and Seller shall use their respective good faith efforts to agree on the HVAC Capital Improvements Amount and the scope of work and form of fixed price contract (the "HVAC Contract") to repair the HVAC System. If there is no such agreement prior to the expiration on the Due Diligence Period, Buyer or Seller, in its sole and absolute discretion, may terminate this Agreement by written notice to the other party at any time prior to 5:00 p.m. Eastern Time on the last day of the Due Diligence Period, and, in the event of such termination, neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement and Buyer shall be entitled to the return of the Initial Deposit. In the event neither party terminates this Agreement prior to 5:00 p.m. Eastern Time on the last day of the Due Diligence Period, Buyer and Seller shall be deemed to have waived their respective rights to terminate this Agreement in accordance with this Section 5.1.3.

5.2      As-Is Sale. Buyer acknowledges and agrees as follows:

                  (a) During the Due Diligence Period, Buyer has conducted (or has waived its right to conduct), and shall continue to conduct, such Due Diligence as Buyer has deemed or shall deem necessary or appropriate.

                  (b) The Property shall be sold, and Buyer shall accept possession of the Property on the Closing Date, "AS IS, WHERE IS, WITH ALL FAULTS", with no right of setoff or reduction in the Purchase Price.

                  (c) Except for Seller's Warranties, none of the Seller Parties have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth, contained or addressed in the Documents (including, but not limited to, the accuracy and completeness thereof) or the results of Buyer's Due Diligence.

                  (d) Buyer shall independently confirm to its satisfaction all information that it considers material to its purchase of the Property or the Transaction.

         In addition, Buyer expressly understands and acknowledges that it is possible that unknown Liabilities may exist with respect to the Property and that Buyer explicitly took that possibility into account in determining and agreeing to the Purchase Price, and that a portion of such consideration, having been bargained for between parties with the knowledge of the possibility of such unknown Liabilities shall be given in exchange for a full accord and satisfaction and discharge of all such Liabilities.

5.3 Termination of Agreement During Due Diligence Period. If Buyer, in its sole and absolute discretion, is not satisfied with the results of its Due Diligence during the Due Diligence Period (including, without being limited to, the state of title to the Property), Buyer may terminate this Agreement by written notice to Seller at any time prior to 5:00 p.m. Eastern Time on the last day of the Due Diligence Period, and, in the event of such termination, neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement and Buyer shall be entitled to the return of the Initial Deposit. In the event Buyer fails to terminate this Agreement prior to 5:00 p.m. Eastern Time on the last day of the Due Diligence Period, Buyer shall be deemed to have waived its rights to terminate this Agreement in accordance with this Article 5.

5.4 Buyer's Certificate. Buyer shall deliver to Seller at the Closing, a certificate in the form of Exhibit C attached hereto and incorporated herein by this reference.

                     ARTICLE 6 - ADJUSTMENTS AND PRORATIONS

The following adjustments and prorations shall be made at Closing:

6.1      Lease Rentals and Other Revenues.

     6.1.1 Rents. All collected Rents shall be prorated between Seller and Buyer as of the day prior to the Closing Date. Seller shall be entitled to all Rents attributable to any period to but not including the Closing Date. Buyer shall be entitled to all Rents attributable to any period on and after the Closing Date. For purposes of determining each of Buyer's and Seller's pro rata share of percentage rents, the amount "attributable" to the period prior to the Closing Date shall be equal to (a) the aggregate amount of such percentage rents actually collected for the calendar year in which the Closing occurs multiplied by (b) a fraction, the numerator of which shall be the number of days prior to the Closing Date that the applicable tenant leases space at the Property during the calendar year in which the Closing occurs and the denominator of which shall be 365. Except with respect to percentage rents (which shall be prorated as provided hereinbelow), Rents not collected as of the Closing Date shall not be prorated at the time of Closing. With respect to percentage rent due from any tenant, Buyer and Seller agree that at Closing estimated percentage rent shall be prorated for the calendar year in which the Closing occurs (even though the same may not have been collected as of the Closing) based upon the amount of percentage rent due from such tenant for the calendar year immediately prior to the calendar year in which the Closing occurs. After Closing, Buyer shall make a good faith effort to collect any Rents not collected as of the Closing Date on Seller's behalf and to tender the same to Seller upon receipt (which obligation of Buyer shall survive the Closing and not be merged therein); provided, however, that all Rents collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the applicable Lease at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. Buyer shall not have an exclusive right to collect the sums due Seller under the Leases and Seller hereby retains its rights to pursue claims against any tenant under the Leases for sums due with respect to periods prior to the Closing Date (including, without limitation, any percentage rent that may be due with respect to any period of time prior to Closing, regardless of when the same is to be paid to the owner of the Property pursuant to the terms of the applicable Lease); provided, however, that Seller (i) shall be required to notify Buyer in writing of its intention to commence or pursue such legal proceedings; (ii) shall only be permitted to commence or pursue any legal proceedings after the date which is three (3) months after Closing; and (iii) shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying lease. The terms of the immediately preceding sentence shall survive the Closing and not be merged therein.

         6.1.2 Other Revenues. Revenues from Property operations (other than Rents (which shall be prorated as provided in Subsection 6.1.1), security deposits (which will be dealt with as provided in Section 6.5), and pre-paid installments or other payments under Contracts that are not being transferred to Buyer on the Closing Date (which shall be the sole property of Seller)) that are actually collected shall be prorated between Buyer and Seller as of 12:01 a.m. on the Closing Date. Seller shall be entitled to all such revenues attributable to any period to but not including the Closing Date and Buyer shall be entitled to all such revenues attributable to any period on and after the Closing Date. After Closing, Buyer shall make a good faith effort to collect any such revenues not collected as of the Closing Date on Seller's behalf and to tender the same to Seller upon receipt (which obligation of Buyer shall survive the Closing and not be merged therein). Buyer shall not have an exclusive right to collect such revenues and Seller hereby retains its rights to pursue claims against any parties for sums due with respect to periods prior to the Closing Date.

6.2      Real Estate and Personal Property Taxes.

         6.2.1 Proration of Ad Valorem Taxes. Buyer and Seller shall only prorate ad valorem real estate and personal property taxes for the Property that are actually due and payable during Closing Tax Year, regardless of the year for which such taxes are assessed. As a result, if real estate or personal property taxes for the Property are paid in arrears (i.e., taxes paid during any Tax Year are assessed for or otherwise attributable to the previous Tax Year), there shall be no proration of real estate taxes assessed for or attributable to the Property for the Closing Tax Year (which would be due and payable during the following Tax Year). There shall be no proration of ad valorem real estate or personal property taxes other than as set forth hereinabove and, as between Buyer and Seller, Buyer agrees that it shall be solely responsible for all such ad valorem real estate and personal property taxes due and payable after the Closing. The proration of the ad valorem real estate and personal property taxes actually due and payable during the Closing Tax Year shall be calculated as follows:

                  (a) Seller shall be responsible for that portion of such taxes equal to (i) the total such taxes due and payable during the Closing Tax Year, multiplied by
                           (ii) a fraction, the numerator of which shall be the number of days in the Closing Tax Year prior to the Closing Date, and the denominator of which shall be 365; and

                  (b) Buyer shall be responsible for that portion of such taxes equal to (i) the total such taxes due and payable during the Closing Tax Year, multiplied by
                           (ii) a fraction, the numerator of which shall be the number of days in the Closing Tax Year subsequent to and including the Closing Date, and the denominator of which shall be 365.

         6.2.2 Insufficient Information. If, at Closing, the real estate and/or personal property tax rate and assessments have not been set for the taxes due and payable during the Closing Tax Year, then the proration of such taxes shall be based upon the rate and assessments for the preceding Tax Year, and such proration shall be adjusted between Seller and Buyer after Closing upon presentation of written evidence that the actual taxes due and payable during the Closing Tax Year differ from the amounts used at Closing and in accordance with the provisions of Section 6.8.

         6.2.3 Special Assessments. Seller shall pay all installments of special assessments due and payable prior to the Closing Date and Buyer shall pay all installments of special assessments due and payable on and after the Closing Date; provided, however, that Seller shall not be required by the foregoing to pay any installments of special assessments which have not been confirmed or which relate to projects that have not been completed on the date hereof.

         6.2.4 Tenant Reimbursements. Notwithstanding the foregoing terms of this Article 6, Seller shall have no obligation to pay (and Buyer shall not receive a credit at Closing for) any real estate or personal property taxes or special assessments to the extent that Buyer is entitled after Closing to reimbursement of taxes and assessments, or the recovery of any increase in taxes and assessments, from the tenants under the Leases, regardless of whether Buyer actually collects such reimbursement or increased taxes and assessments from such tenants, it being understood and agreed by Buyer and Seller that (a) as between Buyer and Seller, Buyer shall be responsible for payment of all of such real estate or personal property taxes and assessments, and (b) the burden of collecting such reimbursements shall be solely on Buyer. Furthermore, Seller and Buyer acknowledge and agree that, notwithstanding any provision in any of the Leases to the contrary, the tax reimbursement payments to be paid by tenants of the Property during the Closing Tax Year are to be applied to pay the real estate taxes due and payable during the Closing Tax Year and, therefore, Buyer shall not receive a credit for any amounts due and payable by tenants of the Property prior to the Closing as real estate tax reimbursements.

         6.2.5 Reassessment. In the event the Property has been assessed for property tax purposes at such rates as would result in reassessment (i.e., "escape assessment" or "roll-back taxes") based upon the change in land usage or ownership of the Property on or after the Closing Date, Buyer hereby agrees to pay all such taxes and to indemnify and save Seller harmless from and against all Liabilities for such taxes. Such indemnity shall survive the Closing and not be merged therein.

6.3 Other Property Operating Expenses. Operating expenses for the Property shall be prorated as of 12:01 a.m. on the Closing Date. Seller shall pay all utility charges and other operating expenses attributable to the Property to, but not including the Closing Date (except for those utility charges and operating expenses payable by tenants in accordance with the Leases) and Buyer shall pay all utility charges and other operating expenses attributable to the Property on or after the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. Buyer shall arrange with such services and companies to have accounts opened in Buyer's name beginning at 12:01 a.m. on the Closing Date. Notwithstanding the foregoing terms of this section, Seller shall have no obligation to pay (and Buyer shall not receive a credit at Closing for) any operating expenses to the extent that Buyer is entitled after Closing to reimbursement of operating expenses, or the recovery of any increase in operating expenses, from the tenants under the Leases, regardless of whether Buyer actually collects such reimbursement or increased operating expenses from such tenants, it being understood and agreed by Buyer and Seller that (a) as between Buyer and Seller, Buyer shall be responsible for payment of all of such operating expenses, and (b) the burden of collecting such reimbursements shall be solely on Buyer.

6.4 Closing Costs. Buyer shall pay the following costs and expenses associated with the Transaction: (a) all premiums and charges of the Title Company relating to the Owner's Title Policy, including the cost of all endorsements to the Owner's Title Policy, (b) the cost of the Survey (including any Survey costs incurred by Seller in anticipation of the sale of the Property, but not in connection with Seller's original acquisition of the Property), (c) all recording and filing charges in connection with the instrument by which Seller conveys the Property, (d) one-half of all escrow and closing charges by Escrow Agent, (e) the commission due Buyer's Broker, (f) all costs of Buyer's Due Diligence, including fees due its consultants and attorneys, and
         (g) all lenders' fees and other costs related to any financing to be obtained by Buyer. Seller shall pay the following costs and expenses associated with the Transaction: (i) all fees due its attorneys, (ii) all transfer taxes, sales taxes, documentary stamp taxes and similar charges, if any, applicable to the transfer of the Property to Buyer,
         (iii) one-half of all escrow and closing  charges by Escrow Agent,  and
         (iv) all costs incurred in connection with causing the Title Company to Remove any Required Exceptions or to Remove any other Title Objections to the extent Seller specifically agrees in writing, at or prior to Closing, to cause Removal of such matter, it being understood for purposes of this sentence that nothing in this Agreement or any prior understanding or agreement of the parties shall be construed to obligate Seller to so Remove or agree to Remove any such matter. The obligations of the parties under this Section 6.4 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

6.5 Cash Security Deposits. At Closing, Seller shall give Buyer a credit against the Purchase Price in the aggregate amount of any cash security deposits then held by Seller under the Leases.

6.6 Apportionment Credit. In the event the apportionments to be made at the Closing result in a credit balance (a) to Buyer, such sum shall be paid at the Closing by giving Buyer a credit against the Purchase Price in the amount of such credit balance, or (b) to Seller, Buyer shall pay the amount thereof to Seller at the Closing by wire transfer of immediately available funds to the account or accounts to be designated by Seller for the payment of the Purchase Price.

6.7 Delayed Adjustment; Delivery of Operating and Other Financial Statements. If at any time following the Closing Date, the amount of an item listed in any section of this Article 6 shall prove to be incorrect (whether as a result of an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before one (1) year after Closing (such period being referred to herein as the "Post Closing Adjustment Period"). In order to enable Seller to determine whether any such delayed adjustment is necessary, Buyer shall provide to Seller current operating and financial statements for the Property no later than the date one (1) month prior to the expiration of the Post-Closing Adjustment Period. The provisions of this Section 6.7 shall survive the Closing and not be merged therein.

6.8 HVAC System Credit; HVAC Holdback. At the Closing, Buyer shall receive a credit against the Purchase Price in the amount of the HVAC Capital Improvements Amount less any amounts theretofore expended by Seller pursuant to the HVAC Contract. At the Closing, the HVAC Holdback shall be established. On April 30, 2005, Buyer shall request an estoppel from Aon pursuant to Article 19 of the Aon Lease to the effect that, as of the date of such estoppel, the HVAC System is in good working order and Aon has no claims against Buyer in connection with the HVAC System, as repaired. If Aon delivers a "clean" estoppel within thirty days or is deemed to agree to the matters set forth in such estoppel pursuant to the Aon Lease, Buyer shall instruct the Title Company to release the Holdback Amount to Seller. If Aon delivers an estoppel that raises issues regarding the functioning of the HVAC System, Buyer shall cause the contractor to address these issues under the warranty provided in the HVAC Contract. Buyer will then seek another estoppel from Aon as provided above and if Aon delivers a "clean" estoppel within thirty days or is deemed to agree to the matters set forth in such estoppel pursuant to the Aon Lease, Buyer shall instruct the Title Company to release the Holdback Amount to Seller. If the warranty is not effective to address the issues raised by Aon or if all of the work is not covered by the warranty, Buyer may drawdown and apply funds in the HVAC Holdback to the same. Buyer will then seek another estoppel from Aon as provided above and if Aon delivers a "clean" estoppel within thirty days or is deemed to agree to the matters set forth in such estoppel pursuant to the Aon Lease, Buyer shall instruct the Title Company to release the balance of the Holdback Amount, if any, to Seller. Under no circumstances shall Seller's liability to any person or entity (including Aon and Buyer) relating to the HVAC System exceed the Holdback Amount. Notwithstanding anything in this Agreement to the contrary, Buyer shall have no recourse against Seller relating to the HVAC System, except as set forth in this Section 6.8.

                              ARTICLE 7 - CLOSING

Buyer and Seller hereby agree that the Transaction shall be consummated as follows:

7.1 Closing Date. Subject to Seller's right to extend the Closing as provided in this Agreement, Closing shall occur on the Closing Date. The parties shall endeavor to conduct an escrow-style closing through the Escrow Agent so that it will not be necessary for any party to attend the Closing. If, however, either Buyer or Seller determines in good faith that such an escrow Closing is not practical, Buyer and Seller shall conduct a "pre-closing" at 10:00 a.m. Eastern Time on the last business day prior to the Closing Date at the offices of Seller's attorney with title transfer and payment of the Purchase Price to be completed on the Closing Date as set forth in Section 7.2. Time is of the essence with respect to the Closing.

7.2 Title Transfer and Payment of Purchase Price. Provided all conditions precedent to Seller's obligations hereunder have been satisfied, Seller agrees to convey the Property to Buyer upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Provided all conditions precedent to Buyer's obligations hereunder have been satisfied, Buyer agrees to pay the amount specified in Article 3 by timely delivering the same to the Escrow Agent no later than 11:00 a.m. Eastern Time on the Closing Date and unconditionally directing the Escrow Agent to deposit the same in Seller's designated account by 12:00 noon Eastern Time on the Closing Date. In addition, for each full or partial day after 12:00 noon Eastern Time on the Closing Date that Seller has not received in its account the payment specified in Article 3, Buyer shall pay to Seller at Closing (and as a condition thereto) the greater of (a) an amount equal to one (1) day's interest on the unpaid funds at the rate per annum equal to the "prime rate" as such rate is reported in the "Money Rates" section of The Wall Street Journal, as published and distributed in New York, New York, in effect from time to time, and (b) an amount equal to the per diem proration for one (1) day. Notwithstanding the foregoing, Seller shall have the right to terminate this Agreement at any time if such payment is not received in Seller's designated account by 12:00 noon Eastern Time on the Closing Date.

7.3 Seller's Closing Deliveries. At Closing, Seller shall deliver or cause to be delivered the following:

                  (a) Deed. A deed in the form of Exhibit D attached hereto and incorporated herein by this reference ("Deed") executed and acknowledged by Seller.

                  (b) Bill of Sale. A bill of sale in the form of Exhibit E attached hereto and incorporated herein by this reference ("Bill of Sale") executed by Seller.

                  (c) Assignment of Tenant Leases. An assignment and assumption of tenant leases, in the form of Exhibit F attached hereto and incorporated herein by this reference ("Assignment of Leases") executed by Seller.

                  (d) Assignment of Intangible Property. An assignment and assumption of the Contracts and the Other Property Rights (to the extent the same are not transferred by the Deed, Bill of Sale or Assignment of Leases) in the form of Exhibit G attached hereto and incorporated herein by this reference ("Assignment of Intangible Property") executed by Seller.

                  (e) Notice to Tenants. A single form letter in the form of Exhibit N attached hereto and incorporated herein by this reference, duplicate copies of which shall be sent by Buyer after the Closing to each tenant under the Leases.

                  (f) Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of Exhibit I attached hereto and incorporated herein by this reference, as required by Section 1445 of the Internal Revenue Code, executed by Seller.

                  (g) Aon Estoppel Certificate. An executed estoppel certificate from Aon under the Aon Lease dated no earlier than ten (10) days prior to the initially scheduled Closing Date substantially in the form of Exhibit M attached hereto and incorporated herein by this reference. The parties hereby agree that if Aon revises or modifies such estoppel certificate to address any inadequacies in, or concerns with, the current HVAC System, then such estoppel certificate, as so revised or modified, shall nonetheless be a complying Seller delivery.

                  (h) Evidence of Authority. Documentation to establish to the Title Company's reasonable satisfaction the due authorization of Seller's execution of this Agreement and all documents contemplated by this Agreement and the consummation of the Transaction, which shall consist of a certificate of an officer of Prudential Investment Management Inc., the managing member of PF Global Real Estate Advisors, LLC, in the form of Exhibit H attached hereto and incorporated herein by reference.

                  (i) Other Documents. Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction, including, if required by the Title
                           Company, a gap indemnity in a form reasonably acceptable to Seller.

                  (j) Tax Returns. If applicable, duly completed and signed real estate transfer tax or sales tax returns.

                  (k) Closing Statement. Seller's form of closing statement, setting forth the prorations and adjustments to the Purchase Price respecting the Property to be made pursuant to Article 6 (the "Closing Statement"), executed by Seller.

                  (l) Leases. A copy of all Leases certified by Seller to be true, correct and complete copies.

                  (m) Keys and Original Documents. Keys to all locks on the Real Property in Seller's or Seller's building manager's possession and originals or, if originals are not available, copies, of all of the Property Documents, to the extent not previously delivered to Buyer.

         The items to be delivered by Seller in accordance with the terms of Subsections (a) through (l) of this Section 7.3 shall be delivered to Escrow Agent no later than 5:00 p.m. Eastern Time on the last business day prior to the Closing Date and the items to be delivered by Seller in accordance with the terms of Subsection (m) of this Section 7.3 shall be delivered outside of escrow and shall be deemed delivered if the same are located at the Property on the Closing Date.

7.4 Buyer's Closing Deliveries. At the Closing, Buyer shall deliver or cause to be delivered the following:

                  (a) Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing.

                  (b)      Deed. The Deed executed and acknowledged by Buyer.

                  (c)      Bill of Sale. The Bill of Sale executed by Buyer.

                  (d)      Assignment  of  Leases.   The  Assignment  of  Leases
                           executed by Buyer.

                  (e) Assignment of Intangible Property. The Assignment of Intangible Property executed by Buyer.

                  (f) Buyer's As-Is Certificate. The certificate of Buyer required under Article 5 hereof.

                  (g)      Intentionally Omitted.

                  (h) Evidence of Authority. Documentation to establish to Seller's reasonable satisfaction the due authorization of Buyer's acquisition of the Property and Buyer's execution of this Agreement and the documents required to be delivered by Buyer pursuant to this Agreement and the consummation of the Transaction.

                  (i) Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

                  (j) Tax Returns. If applicable, duly completed and signed real estate transfer tax or sales tax returns.

                  (k)      Closing Statement. The Closing Statement, executed by
                           Buyer.

         The  Purchase  Price  shall be paid in  accordance  with  the  terms of
         Section 7.2 hereof and the items to be delivered by Buyer in accordance with the terms of Subsections (b) through (k) of this Section 7.4 shall be delivered to Escrow Agent no later than 5:00 p.m. Eastern Time on the last business day prior to the Closing Date.

                       ARTICLE 8 - CONDITIONS TO CLOSING

8.1 Conditions to Seller's Obligations. Seller's obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:

                  (a)      Intentionally Omitted.

                  (b) Representations True. All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date;

                  (c) Buyer's Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar state or federal Law, whether now or hereafter existing; and

                  (d) Buyer's Deliveries Complete. Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in
                           Section 7.4 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Buyer at or prior to the Closing.

8.2 Conditions to Buyer's Obligations. Buyer's obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Buyer in writing, at its sole option:

                  (a)      Representations  True.  Subject to the  provisions of
                           Section 9.3, all representations and warranties made by Seller in this Agreement, as the same may be amended as provided in Section 9.3, shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date;

                  (b) Title Conditions Satisfied. At the time of the Closing, title to the Property shall be as provided in Article 4 of this Agreement; and

                  (c) Seller's Deliveries Complete. Seller shall have delivered all of the documents and other items required pursuant to Section 7.3 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Seller at or prior to the Closing.

8.3 Waiver of Failure of Conditions Precedent. At any time or times on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition set forth in Section 8.1 or Section 8.2, respectively. By closing the Transaction, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 8.1 and Section 8.2, respectively. In the event any of the conditions set forth in Sections 8.1 or 8.2 are neither waived nor fulfilled, Seller or Buyer (as appropriate) may exercise such rights and remedies, if any, that such party may have pursuant to the terms of
         Article 11 hereof.

8.4 Approvals not a Condition to Buyer's Performance. Subject to Buyer's right to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the terms of Article 5 hereof, Buyer acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Buyer's ability to obtain any (a) governmental or quasi-governmental approval of changes or modifications in use or zoning, or (b) modification of any existing land use restriction, or (c) consents to assignments of any service contracts, management agreements or other agreements which Buyer requests, or (d) endorsements to the Owner's Title Policy or (e) any financing to acquire the Property.

                   ARTICLE 9 - REPRESENTATIONS AND WARRANTIES

9.1      Buyer's   Representations.   Buyer  represents  and  warrants  to,  and
         covenants with, Seller as follows:


         9.1.1 Buyer's Authorization. Buyer (and as used in this Section 9.1.1, the term Buyer includes any general partners or managing members of Buyer) (a) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, as and to the extent required by Law, the State in which the Property is located, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Buyer, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Buyer, and to perform all of its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Buyer, have been duly authorized by all requisite partnership, corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any Law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

         9.1.2 Buyer's Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar state or federal Law.

9.2 Seller's Representations. Seller represents and warrants to Buyer as follows:

         9.2.1 Seller's Authorization. Seller (a) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, to the extent required by Law, the State in which the Property is located, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Seller, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Seller, and to perform all of Seller's obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Seller, have been duly authorized by all requisite partnership, corporate or other required action on the part of Seller and are the valid and legally binding obligation of Seller, enforceable in accordance with their respective terms.

                  Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any Law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound.

         9.2.2    Other Seller's Representations. To Seller's knowledge:

                  (a) Except as listed in Exhibit K attached hereto and incorporated herein by this reference, Seller has not received any written notice of any current or pending litigation or proceeding (including condemnation proceedings) against Seller or the Property which would, in the reasonable judgment of Seller, if determined adversely to Seller or the Property, materially adversely affect the Property.

                  (b) As of the date of this Agreement, Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than (i) the Contracts listed in Exhibit B attached hereto,
                           (ii) the Leases, and (iii) the Permitted Exceptions.

                  (c) Except for defaults cured on or before the date hereof, Seller has not received any written notice of default under the terms of any of the Contracts except as listed in Exhibit K attached hereto.

                  (d) As of the date of this Agreement, the only tenants of the Property are the tenants listed in Exhibit N attached hereto and incorporated herein by this reference; provided, however, that the foregoing is not intended (and shall not be construed) as a representation by Seller of the parties that are in actual possession of any portion of the Property since there may be subtenants, licensees or assignees that are in possession of portions of the Property of which Seller may not be aware.

                  (e) Except for violations cured or remedied on or before the date hereof and except as listed in Exhibit K attached hereto, as of the date of this Agreement, Seller has not received any written notice from any governmental authority of any violation of any zoning Law applicable to the Property.

                  (f) As of the date of this Agreement, except as set forth in Exhibit B attached hereto, there are no currently effective leasing commission agreements with respect to the Property.

                  (g) No Rents or Leases have been assigned, transferred or hypothecated by Seller (other than any liens in favor of Seller's mortgage lender which will be released at the Closing).

                  (h) The Personal Property to be transferred to Buyer is free and clear of liens, security interests and other encumbrances (other than any liens in favor of Seller's mortgage lender which will be released at the Closing).

                  (i) No petition has been filed by or against Seller under the Federal Bankruptcy Code or any similar state or federal Law.

         9.2.3 No Other Agreements. Seller has not entered into any currently effective agreement to sell or dispose of all or any portion of its interest in and to the Property (except for this Agreement and any options to purchase the Property or a portion thereof that may be contained in any of the Leases).

9.3      General Provisions.

         9.3.1 No Representation as to Leases. Seller does not represent or warrant that any particular Lease or Leases will be in force or effect on the Closing Date or that the tenants will have performed their obligations thereunder.

         9.3.2 Seller's Warranties Deemed Modified. To the extent that Buyer knows or is deemed to know prior to the expiration of the Due Diligence Period that Seller's Warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Buyer's knowledge or deemed knowledge, as the case may be.

         9.3.3 Notice of Breach; Seller's Right to Cure. If after the expiration of the Due Diligence Period but prior to the Closing, Buyer or any Buyer's Representative obtains actual knowledge that any of Seller's Warranties are untrue, inaccurate or incorrect in any material respect, Buyer shall give Seller written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing, Seller obtains actual knowledge that any of Seller's Warranties are untrue, inaccurate or incorrect in any material respect, Seller shall give Buyer written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed ninety (90) days) for the purpose of such cure. If Seller is unable to so cure any misrepresentation or breach, then Buyer, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of representations and warranties and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to terminate this Agreement by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, the Deposit shall be returned to Buyer and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement. If any of Seller's Warranties are untrue, inaccurate or incorrect but are not, in the aggregate, untrue, inaccurate or incorrect in any material respect, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price. The untruth, inaccuracy or incorrectness of Seller's Warranties shall be deemed material only if Buyer's aggregate damages resulting from the untruth, inaccuracy or incorrectness of Seller's Warranties are reasonably estimated to exceed $50,000.

         9.3.4 Survival; Limitation on Seller's Liability. Seller's Warranties shall survive the Closing and not be merged therein for a period of ninety (90) days and Seller shall only be liable to Buyer hereunder for a breach of a Seller's Warranty or in any of the documents executed by Seller at the Closing with respect to which a claim is made by Buyer against Seller on or before the ninetieth (90th) day after the date of the Closing. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for breaches of Seller's Warranties shall be limited as set forth in Section 15.15 hereof. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller's Warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or (b) Buyer's damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than $50,000.

                             ARTICLE 10 - COVENANTS

10.1     Buyer's Covenants. Buyer hereby covenants as follows:


         10.1.1 Confidentiality. Buyer acknowledges that any information heretofore or hereafter furnished to Buyer with respect to the Property has been and will be so furnished on the condition that Buyer maintain the confidentiality thereof. Accordingly, Buyer shall hold, and shall cause Buyer's Representatives to hold, in strict confidence, and Buyer shall not disclose, and shall prohibit Buyer's Representatives from disclosing, to any other person without the prior written consent of Seller until the Closing shall have been consummated, (a) the terms of the Agreement, (b) any of the information in respect of the Property delivered to or for the benefit of Buyer whether by any Buyer's Representatives or by Seller or any of the Seller Parties, including, but not limited to, any information heretofore or hereafter obtained by Buyer or any Buyer's Representatives in connection with its Due Diligence, and (c) the identity of Seller and if applicable the identity of any direct or indirect owner of any beneficial interest in Seller. In addition, Buyer hereby agrees that, after Closing, it shall continue to hold, and shall cause Buyer's Representatives to hold, the terms of this Agreement and, if applicable the identity of any direct or indirect owner of any beneficial interest in Seller in strict confidence, and Buyer shall not disclose, and shall prohibit Buyer's Representatives from disclosing, such information to any other person without the prior written consent of Seller. In the event the Closing does not occur or this Agreement is terminated, Buyer shall promptly return to Seller all copies of documents containing any of such information without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary hereinabove set forth, Buyer may disclose such information (a) on a need-to-know basis to its employees, members of professional firms serving it or potential lenders, (b) as may be required in order to comply with applicable Laws, and (c) to the extent that such information is a matter of public record. The provisions of this Subsection 10.1.1 shall survive any termination of this Agreement.

         10.1.2 Buyer's Indemnity. Buyer hereby agrees to indemnify, defend, and hold Seller and each of the other Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys' fees, expenses and disbursements) arising out of or resulting from (a) the breach of the terms of Subsection 10.1.1 or (b) the entry on the Real Property and/or the conduct of any Due Diligence by Buyer or any of Buyer's Representatives at any time prior to the Closing; provided, however, that Buyer's obligations under this clause
                  (b) shall not apply to the mere discovery of a pre-existing environmental or physical condition at the Property. The foregoing indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

10.2     Seller's Covenants.  Seller hereby covenants as follows:

         10.2.1   Contracts.

                  (a) Without Buyer's prior consent, as determined below, between the date hereof and the Closing Date Seller shall not extend, renew, replace or modify any Contract or enter into any new service contract or agreement unless such Contract, service contract or agreement (as so extended, renewed, replaced or modified) can be terminated by the owner of the Property without penalty on not more than thirty (30) days' notice. Seller shall provide Buyer not less than three (3) business days' prior written notice to provide its consent to any such contract, extension, renewal, replacement or modification. If, prior to the expiration of the Due Diligence Period, Buyer fails to object in writing to any such proposed action within three (3) business days after delivery of the aforementioned notice, Buyer shall be deemed to have approved the proposed action. If, following the expiration of the Due Diligence Period, Buyer fails to object in writing to any such proposed action within three (3) business days after delivery of the aforementioned notice, Buyer shall be deemed to have not approved the proposed action. Buyer's consent shall not be unreasonably withheld or delayed with respect to any such transaction that is proposed prior to the end of the Due Diligence Period. Buyer, in its sole and absolute discretion, shall be entitled to grant or withhold its consent with respect to any such transaction that is proposed between the end of the Due Diligence Period and the Closing.

                  (b) On or before the Closing, Seller shall terminate any management agreements currently in effect with respect to the Property at the sole cost and expense of Seller.

         10.2.2 Maintenance of Property. Except to the extent Seller is relieved of such obligations by Article 12 hereof, between the date hereof and the Closing Date Seller shall maintain and keep the Property in a manner consistent with Seller's past practices with respect to the Property; provided, however, that, subject to Buyer's right to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the terms of Article 5 hereof, Buyer hereby agrees that, except for breaches of this Section 10.2.2, Buyer, shall accept the Property subject to, and Seller shall have no obligation to cure, (a) any violations of Laws, or (b) any physical conditions which would give rise to violations of Laws, whether the same now exist or arise prior to Closing. Between the date hereof and the Closing Date, Seller will advise Buyer of any written notice Seller receives after the date hereof from any governmental authority of the violation of any Laws regulating the condition or use of the Property.

10.3     Mutual Covenants.

         10.3.1 Publicity. Seller and Buyer each hereby covenant and agree that (a) prior to the Closing neither Seller nor Buyer shall issue any Release (as hereinafter defined) with respect to the Transaction without the prior consent of the other, except to the extent required by applicable Law, and (b) after the Closing, any Release issued by either Seller or Buyer shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld or delayed), except to the extent required by applicable Law. If either
                  Seller or Buyer is required by applicable Law to issue a Release, such party shall, at least two (2) business days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review. As used herein, the term "Release" shall mean any press release or public statement with respect to the Transaction or this Agreement.

         10.3.2 Brokers. Seller and Buyer expressly acknowledge that Seller's Broker and Buyer's Broker have acted as the exclusive brokers with respect to the Transaction and with respect to this Agreement. Seller shall pay any brokerage commission due to Seller's Broker in accordance with the separate agreement between Seller and Seller's Broker. Buyer shall pay any brokerage commission due to Buyer's Broker in accordance with the separate agreement between Buyer and Buyer's Broker. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys' fees, expenses and disbursements) suffered or incurred by Buyer as a result of any claims by Seller's Broker or any other party claiming to have represented Seller as broker in connection with the Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all Liabilities (including reasonable attorneys' fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by Buyer's Broker or any other party claiming to have represented Buyer as broker in connection with the Transaction.

         10.3.3 Tax Protests; Tax Refunds and Credits. Seller shall have the right to continue and to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during the Closing Tax Year and all prior Tax Years. Buyer shall have the right to control the progress of and to make all decisions with respect to any tax contest of the real estate taxes and personal property taxes for the Property due and payable during all Tax Years subsequent to the Closing Tax Year. All real estate and personal property tax refunds and credits received after Closing with respect to the Property shall be applied in the following order of priority: first, to pay the costs and expenses (including reasonable attorneys' fees, expenses and disbursements) incurred in connection with obtaining such tax refund or credit; second, to pay any amounts due to any past or present tenant of the Property as a result of such tax refund or credit to the extent required pursuant to the terms of the Leases; and third, apportioned between Buyer and Seller as follows:

                  (a) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during the Closing Tax Year (regardless of the year for which such taxes are assessed), such refunds and credits shall be apportioned between Buyer and Seller in the manner provided in Section 6.3;

                  (b) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during any period prior to the Closing Tax Year (regardless of the year for which such taxes are assessed), Seller shall be entitled to the entire refunds and credits; and

                  (c) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during any period after the Closing Tax Year (regardless of the year for which such taxes are assessed), Buyer shall be entitled to the entire refunds and credits.

         10.3.4 Survival. The provisions of this Section 10.3 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

                       ARTICLE 11 - FAILURE OF CONDITIONS

11.1 To Seller's Obligations. If, on or before the Closing Date, (i) Buyer is in default of any of its obligations hereunder, or (ii) any of Buyer's material representations or warranties are untrue in any material respect, or (iii) the Closing otherwise fails to occur by reason of Buyer's failure or refusal to perform its obligations hereunder in a prompt and timely manner, then Seller may elect to (a) terminate this Agreement by written notice to Buyer; or (b) waive the condition and proceed to close the Transaction. If this Agreement is so terminated, then, except if Buyer has terminated this Agreement in accordance with Section 4.2.1(b), Section 5.3, or because of a default on the part of Seller hereunder, Seller shall be entitled to the Deposit as liquidated damages, and thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it survives the termination of this Agreement.

11.2 To Buyer's Obligations. If, at the Closing, (i) Seller is in default of any of its obligations hereunder, or (ii) any of Seller's material representations or warranties are untrue in any material respect, or
         (iii) the Closing otherwise fails to occur by reason of Seller's failure or refusal to perform its obligations hereunder in a prompt and timely manner, Buyer shall have the right, to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Seller, promptly after which the Deposit shall be returned to Buyer, or
         (b) waive the condition and proceed to close the Transaction, or (c) seek specific performance of this Agreement by Seller. As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within ninety (90) days after the occurrence of Seller's default. Buyer agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property.

                       ARTICLE 12 - CONDEMNATION/CASUALTY

12.1 Right to Terminate. If, after the date hereof, (a) any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending taking which has not yet been consummated), or (b) any portion of the Property is damaged or destroyed (excluding routine wear and tear), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If the Property is the subject of a Major Casualty/Condemnation that occurs after the date hereof, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than ten (10) business days after the giving of Seller's notice, and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to so elect in writing to terminate this Agreement within such ten (10) business day period shall be deemed an election not to terminate this Agreement. If this Agreement is terminated pursuant to this Section 12.1, the Deposit funded by Buyer to date shall be returned to Buyer and, thereafter, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement.

12.2 Allocation of Proceeds and Awards. If a condemnation or casualty occurs after the date hereof and this Agreement is not terminated as permitted pursuant to the terms of Section 12.1, then this Agreement shall remain in full force and effect, Buyer shall acquire the remainder of the Property upon the terms and conditions set forth herein and at the
         Closing:

                  (a) if the awards or proceeds, as the case may be, have been paid to Seller prior to Closing, Buyer shall receive a credit at Closing equal to (i) the amount of any such award or proceeds on account of such condemnation or casualty, plus (ii) if a casualty has occurred and such casualty is an insured casualty, an amount equal to Seller's deductible with respect to such casualty, less (iii) an amount equal to the Seller-Allocated Amounts; and

                  (b)      to the extent  that such award or  proceeds  have not
                           been paid to Seller prior to Closing, (i) if a casualty has occurred and such casualty is an insured casualty, Buyer shall receive a credit at Closing equal to Seller's deductible with respect to such casualty, less an amount equal to the Seller-Allocated Amounts, and (ii) Seller shall assign to Buyer at the Closing (without recourse to Seller) the rights of Seller to, and Buyer shall be entitled to receive and retain, such awards or proceeds; provided, however, that within one (1) business day after receipt of such awards or proceeds, Buyer shall pay to Seller an amount equal to the Seller-Allocated Amounts not previously paid to Seller.

12.3 Insurance. Seller shall maintain the property insurance coverage currently in effect for the Property, or comparable coverage, through the Closing Date.

12.4 Waiver. The provisions of this Article 12 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 12.


                         ARTICLE 13 - ESCROW PROVISIONS

The Deposit and any other sums (including, without limitation, any interest earned thereon) which the parties agree shall be held in escrow (herein collectively called the "Escrow Deposits"), shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

                  (a) The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments reasonably satisfactory to both Buyer and Seller, shall not commingle the Escrow Deposits with any funds of the Escrow Agent or others, and shall promptly provide Buyer and Seller with confirmation of the investments made. Any interest earned on the Deposit shall be considered a part of the Deposit.

                  (b) If the Closing occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date.

                  (c) If for any reason the Closing does not occur, the Escrow Agent shall deliver the Escrow Deposits to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this Subsection (c). If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such period, the Escrow
                           Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

                  (d) The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any Liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred by Seller or Buyer resulting from the Escrow Agent's mistake of law respecting the Escrow Agent's scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all Liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

                  (e) Buyer shall pay any income taxes on any interest earned on the Escrow Deposits. Buyer represents and warrants to the Escrow Agent that its taxpayer identification number is 13-4196336.

                  (f) The Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received and shall hold the Escrow Deposits in escrow, and shall disburse the Escrow Deposits pursuant to the provisions of this Article 13.

                          ARTICLE 14 - LEASING MATTERS

14.1 New Leases; Lease Modifications. After the date hereof, except as may be permitted by the terms of this Section 14.1, Seller shall not, without Buyer's prior written consent, (a) enter into a New Lease; (b) modify or amend any Lease (except any modifications or amendments entered into to reflect the exercise by a tenant of a renewal, extension or expansion option or other right contained in such tenant's lease); or (c) consent to any assignment or sublease in connection with any Lease. Seller shall furnish Buyer with a written notice of the proposed action which shall contain information regarding the proposed action that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action. If, prior to the expiration of the Due Diligence Period, Buyer fails to object in writing to any such proposed action within three (3) business days after delivery of the aforementioned information, Buyer shall be deemed to have approved the proposed action. If, following the expiration of the Due Diligence Period, Buyer fails to object in writing to any such proposed action within three (3) business days after delivery of the aforementioned information, Buyer shall be deemed to have not approved the proposed action. Buyer's consent shall not be unreasonably withheld or delayed with respect to any such transaction that is proposed prior to the end of the Due Diligence Period. Buyer, in its sole and absolute discretion, shall be entitled to grant or withhold its consent with respect to any such transaction that is proposed between the end of the Due Diligence Period and the Closing. Notwithstanding the foregoing, if any Lease requires that the landlord's consent be given under the applicable circumstances, then Buyer shall be deemed ipso facto to have approved such action. Further, if any Lease requires that landlord's consent shall not be unreasonably withheld, then Buyer's consent shall not be unreasonably withheld. Any notice from Buyer rejecting the proposed action shall include a description of the reasons for Buyer's rejection. If Buyer rejects the proposed action, Seller nevertheless retains full right, power and authority to execute such documents as are necessary to effect such action, and Seller shall promptly advise Buyer of the same. The foregoing notwithstanding, in the event Buyer has rejected the proposed action but Seller nonetheless proceeds to effect it, Buyer shall have the right, within three (3) business days after receipt of Seller's notice that Seller has taken such action, to elect to terminate this Agreement by the delivery to Seller of a written notice of termination, in which case the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement. If Buyer fails to notify Seller within such time period, Buyer shall be deemed to have fully waived any rights to terminate this Agreement pursuant to this Section 14.1. Seller shall deliver to Buyer a true and complete copy of each such New Lease, renewal or extension agreement, modification, or amendment, as the case may be, promptly after the execution and delivery thereof.

14.2 Lease Enforcement. Seller shall have the right, but not the obligation (except to the extent that Seller's failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Lease, by summary proceedings or otherwise (including, without limitation, the right to remove any tenant), and to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants, and the exercise of any such rights or remedies shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.

                           ARTICLE 15 - MISCELLANEOUS

15.1 Buyer's Assignment. Buyer shall have the right to assign this Agreement to an Affiliate, without Seller's consent but shall, in any event, notify Seller in writing of any such assignment at least five (5) business days prior to the Closing. Except as expressly provided to the contrary by the immediately preceding sentence, Buyer shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion, and any such assignment shall be null and void ab initio. In the event of any permitted assignment by Buyer, any assignee shall assume any and all obligations and liabilities of Buyer under this Agreement but, notwithstanding such assumption, Buyer shall continue to be liable hereunder.

15.2 Designation Agreement. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the "Reporting Requirements") require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or
         (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

                  (a) Escrow Agent is hereby designated as the "Reporting Person" (as defined in the Reporting Requirements) for the Transaction. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

                  (b) Seller and Buyer shall furnish to Escrow Agent, in a timely manner, any information requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the Transaction.

                  (c) Escrow Agent hereby requests Seller to furnish to Escrow Agent Seller's correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Escrow Agent with Seller's correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller hereby certifies to Escrow Agent, under penalties of perjury, that Seller's correct taxpayer identification number is 300054763.

                  (d)      Each  of  the  parties   hereto   shall  retain  this
                           Agreement for a period of four (4) years following the calendar year during which Closing occurs.

15.3 Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deed and any other documents and instruments by Seller and the acceptance thereof by Buyer shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.

15.4 Integration; Waiver. This Agreement, together with the Exhibits hereto, embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

15.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State in which the Property is located.

15.6 Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

15.7 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.8 Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

15.9 Notices. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given, delivered or made at the time and on the date when received by facsimile (provided that the sender of such communication shall orally confirm receipt thereof by the appropriate parties and send a copy of such communication to the appropriate parties within one
         (1) business day of such facsimile) or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) or three (3) business days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

                  IF TO BUYER:

                  CAPLEASE, LP
                  110 Maiden Lane
                  New York, New York 10005
                  Attention:  Mr. Gary E. Landriau
                  Telephone #:  (212) 217-6336
                  Telecopy #:  (212) 217-6301

                  COPY TO:

                  Dechert LLP
                  1717 Arch Street
                  Philadelphia, PA 19103
                  Attention:  Helene S. Jaron, Esq.
                  Telephone #:  (215) 994-2249
                  Telecopy #:  (212) 655-2249


                  IF TO SELLER:

                  1000 Milwaukee Avenue Owner Corp
                  c/o PF Global Real Estate Advisors, LLC
                  8 Campus Drive
                  Parsippany, New Jersey  07054
                  Attention:  Joanna Mulford
                  Telephone No.:  (973) 683-1743
                  Telecopy No.:  (973) 683-1795


                  WITH A COPY TO:

                  The Prudential Insurance Company of America
                  c/o PAMG-RE Law Department
                  8 Campus Drive
                  Parsippany, New Jersey  07054
                  Attention:  Law Department
                  (Gregory D. Shanklin, Esq.)
                  Telephone No.:  (973) 734-1495
                  Telecopy No.:  (973) 683-1788

                  WITH A COPY TO:

                  Shearman & Sterling LLP
                  599 Lexington Avenue
                  New York, New York 10022
                  Attention:  John L. Opar, Esq.
                  Telephone No.:  (212) 848-7697
                  Telecopy No.:  (212) 848-8700


15.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

15.11 No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all Liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument. Notwithstanding the foregoing, if the same is permitted pursuant to applicable Laws, Buyer shall be entitled to record a notice of lis pendens if Buyer is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Section 11.2 hereof.

15.12 Additional Agreements; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

15.13 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment hereof or Exhibit hereto.

15.14 ERISA. Buyer acknowledges and agrees that it is dealing solely with Seller in connection with the Transaction and that it is not dealing with Prudential, Prudential Securities Incorporated, or any other entity affiliated with Prudential (hereinafter, a "Prudential Affiliate") in connection with any aspect of the Transaction. Buyer, subsequent to the date hereof, shall not deal with any Prudential affiliate in connection with any aspect of the Transaction without Seller's consent, which may be given or withheld for any reason or no reason. In addition, to satisfy compliance with ERISA, Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date (as used in this Section, Seller shall be deemed to mean "Seller and Prudential") that:

                  (a) Buyer is not directly or indirectly acting on behalf, or using the assets, of any (i) employee benefit plan within the meaning of Section 3(3) of ERISA, (ii) plan within the meaning of Section 4975 of the Internal Revenue Code or (iii) entity the assets of which are treated as "plan assets" under U.S. Department of Labor Regulation 29 CFR Section 2510.3-101 in connection with the Transaction or the payment of the Purchase Price.

                  (b) Buyer is not a "governmental plan" within the meaning of Section 3(32) of ERISA and the funds used by Buyer to acquire the Property are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

                  (c) Neither Buyer nor any of its affiliates (within the meaning of Part V(c) of PTE 84-14 has, or during the immediately preceding year has exercised, the authority to appoint or terminate Prudential as investment manager of any assets of the employee benefit plans whose assets are held by Prudential or to negotiate the terms of any management agreement with Seller or Prudential on behalf of any such plan.

                  (d) The Transaction is not specifically excluded by Part I(b) of PTE 84-14.

                  (e) Buyer is not a related party of Seller or Prudential (as defined in Part V(h) of PTE 84-14).

                  (f) The terms of the Transaction have been negotiated and determined at arm's length, as such terms would be negotiated and determined by unrelated parties.

         Buyer hereby agrees to execute such documents or provide such information as Seller (or Prudential) may reasonably require in connection with the Transaction or to otherwise assure Seller (or Prudential) that: (i) the Transaction is not a prohibited transaction under ERISA or the Internal Revenue Code or any applicable similar prohibition under state Law, (ii) the Transaction is otherwise in full compliance with ERISA and such applicable similar state Laws, and (iii) Seller (and Prudential) is not in violation of ERISA or any applicable similar state Laws by compliance with this Agreement and by closing the Transaction. Seller shall not be obligated to consummate the Transaction unless and until the Transaction complies with ERISA and the Internal Revenue Code and applicable similar state Laws and Seller (and Prudential) is satisfied that the Transaction complies in all respects with ERISA, the Internal Revenue Code and any applicable similar state Laws. The obligations of Buyer under this section shall survive the Closing and shall not be merged therein. Notwithstanding any provision in this Agreement to the contrary, the representations, warranties, covenants and agreements set forth in this Section 15.14 are intended to inure to the benefit of both Seller and Prudential and Prudential shall be entitled to rely hereon and enforce the provisions hereof.

15.15 Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller and the Seller Parties, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the Transaction, the Property, under this Agreement and under any and all documents executed pursuant hereto or in connection herewith (including, without limitation, in connection with the breach of any of Seller's Warranties for which a claim is timely made by Buyer) shall not exceed Five Hundred Thousand Dollars ($500,000). The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

15.16    Time of Essence. Time is of the essence with respect to this Agreement.

15.17 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER
         HEREUNDER. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

15.18 Facsimile Signatures. Signatures to this Agreement transmitted by telecopy shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied signature and shall accept the telecopied signature of the other party to this Agreement.

15.19 Tax Deferred Exchange. Buyer and Seller agree that, at either Buyer's or Seller's sole election, this transaction shall be structured as an exchange of like-kind properties under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations and proposed regulations thereunder, including, without limitation, a "reverse like-kind exchange". The parties agree that if either wishes to make such election, it must do so prior to the Closing Date. If either so elects, the other shall reasonably cooperate, provided any such exchange is consummated pursuant to an agreement that is reasonably acceptable to Buyer and Seller and which shall be executed and delivered on or before the Closing Date. The electing party shall in all events be responsible for all costs and expenses related to the
         Section 1031 exchange and shall fully indemnify, defend and hold the other harmless from and against any and all liability, claims, damages, expenses (including reasonable attorneys' and paralegal fees and reasonable attorneys' and paralegal fees on appeal), proceedings and causes of action of any kind or nature whatsoever arising out of, connected with or in any manner related to such Section 1031 exchange that would not have been incurred by the non-electing party if the transaction were a purchase for cash. The provisions of the immediately preceding sentence shall survive Closing and the transfer of title to the Property to Buyer. Notwithstanding anything to the contrary contained in this paragraph, any such Section 1031 exchange shall be consummated through the use of a facilitator or intermediary so that Buyer shall in no event be requested or required to acquire title to any property other than the Property.

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date(s) set forth below to be effective as of the day and year first above written.

                                  SELLER:

                                  1000 MILWAUKEE AVENUE OWNER CORP, a
                                  Delaware corporation

                                  By: PF Global Real Estate Advisors, LLC,
                                      its agent

                                      By: Prudential Investment Management Inc.,
                                          its managing member


                                          By:/s/ Joanna Mulford
                                            ----------------------------
                                            Name:   Joanna Mulford
                                            Title:  Vice President


                                  BUYER:

                                  CAPLEASE, LP,
                                  a Delaware limited partnership

                                  By: CLF OP General Partner, LLC, a Delaware
                                      limited liability company, its general
                                      partner

                                      By: Capital Lease Funding, Inc., a
                                          Maryland corporation, its sole member

                                          By: /s/ Paul H McDowell
                                            ------------------------------------
                                            Name: Paul H McDowell
                                            Title: CEO